Exhibit 16



July  17,  2001

Securities and Exchange Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Commissioners:

We have read the statements made by Centrum Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated June 19, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very  truly  yours,

/s/  PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP



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